                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

| |      Preliminary Proxy Statement (Amendment No.  )
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                              CHECKFREE CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of Securities to which asset purchase applies:

                  --------------------------------------------------------------

         2) Aggregate number of securities to which asset purchase applies:

                  --------------------------------------------------------------

         3) Per unit price or other underlying value of asset purchase computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of asset purchase:

                  --------------------------------------------------------------

         5)       Total fee paid:
                                 -----------------------------------------------

|_|      Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed


         Notes:

                              CHECKFREE CORPORATION




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                NOVEMBER 7, 2001

                                       AND

                                 PROXY STATEMENT







================================================================================



                                    IMPORTANT

                      PLEASE MARK, SIGN AND DATE YOUR PROXY
              AND PROMPTLY RETURN IT TO US IN THE ENCLOSED ENVELOPE

                              CHECKFREE CORPORATION
                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To Our Stockholders:



         You are cordially invited to attend our 2001 Annual Meeting of Stockholders which will be held at our headquarters, 4411 East Jones Bridge Road, Norcross, Georgia, on Wednesday, November 7, 2001, at 4:00 p.m., local time. The annual meeting is being held for the following purposes:

         (1) To elect three Class III Directors each to serve for a three-year term expiring at the 2004 Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

         (2) To transact any other business which may properly come before the meeting or any adjournment thereof.

         These items are more fully described in the following pages, which are made part of this notice. Only stockholders of record on our books at the close of business on September 12, 2001, will be entitled to vote at the annual meeting. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at our executive offices.

         Our directors and officers and representatives of our independent public accountants will be present at the annual meeting to answer your questions and to discuss our business.

         To ensure that your vote is recorded promptly, please vote and return the enclosed proxy as soon as possible even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) via the Internet (please see your proxy card for instructions), (2) by telephone (please see your proxy card for instructions), or (3) by mail, using the enclosed paper proxy card. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held in account at a brokerage firm or bank, you must instruct them on how to vote your shares.



                                    By Order of the Board of Directors,

                                    Curtis A. Loveland
                                    Secretary

Norcross, Georgia
October 8, 2001

       ------------------------------------------------------------------

                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES
       ------------------------------------------------------------------

                              CHECKFREE CORPORATION
                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                          -----------------------------

                                 PROXY STATEMENT
                          -----------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 7, 2001
                          -----------------------------

         This proxy statement is furnished to you in connection with the solicitation of proxies to be used in voting at our annual meeting of stockholders to be held on November 7, 2001, and at any postponement or adjournment thereof. Our board of directors is soliciting the enclosed proxy. This proxy statement and the enclosed proxy were first available to our stockholders on October 8, 2001.

RECORD DATE AND SHARE OWNERSHIP

         Holders of record of our common stock at the close of business on September 12, 2001, will be entitled to vote at the annual meeting. At that time, we had 87,154,357 shares of our common stock outstanding and entitled to vote. Each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the annual meeting.

VOTING

         To ensure that your vote is recorded promptly, please vote and return the enclosed proxy as soon as possible even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) via the Internet (please see your proxy card for instructions), (2) by telephone (please see your proxy card for instructions), or (3) by mail, using the enclosed paper proxy card. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held in account at a brokerage firm or bank, you must instruct them on how to vote your shares.

COST OF SOLICITATION

         We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Our representatives may also solicit proxies by mail, telegram, telephone, or personal interview.

SUBMITTING AND REVOKING YOUR PROXY

         The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by us, or if you vote your shares by telephone or the Internet, prior to the annual meeting. If no directions are made to the contrary, your proxy will be voted FOR the proposal set forth in the Notice of Annual Meeting of Stockholders. You can change your vote at any time before your proxy is voted at the annual meeting in one of four ways:

         -        first, by revoking your proxy; or

         -        second, by submitting a new proxy.

         If you choose either of these methods, you must submit your notice of revocation or new proxy to our Corporate Secretary before the annual meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

         - third, if you are a holder of record, you can attend the annual meeting and vote in person; or

         - fourth, if you submit your proxy or voting instructions electronically through the Internet or by telephone, you can change your vote by submitting a proxy at a later date, using the same procedures, in which case your later submitted proxy will be recorded and your earlier proxy revoked.

QUORUM AND REQUIRED VOTE

         The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for those shares and vote those shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote only on "routine" matters, such as the election of directors.

         The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of our common stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward a nominee's achievement of a plurality and, thus, will have no effect. Each other matter to be submitted to our stockholders for approval or ratification at the annual meeting requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the matter. For purposes of determining the number of shares of our common stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and, thus, will have no effect.

ELECTION OF DIRECTORS

         Our Restated Certificate of Incorporation provides for a classified board of directors with three classes. Each class of directors consists, as nearly as practical, of one-third of the total number of directors. Effective September 1, 2000, the total number of authorized directors was fixed at eight. Our board of directors proposes the election of three incumbent Class III Directors at the 2001 Annual Meeting of Stockholders to continue service as Class III Directors. Five incumbent Class I and Class II Directors will continue in office. The nominees for Class III Directors, if elected, will serve for three-year terms expiring at the 2004 Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

         Peter J. Kight, Lewis C. Levin, and Jeffrey M. Wilkins are currently Class III Directors and are being nominated by our board of directors for re-election as Class III Directors.

         It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Kight, Levin, and Wilkins as Class III Directors. In the event that any nominee for director should become unavailable, the number of our directors may be decreased pursuant to our By-Laws, or our board of directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for the substitute nominee. Our board of directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

         The following table sets forth for each nominee and each continuing director, the person's name, age, and his position with us:

                            CLASS III DIRECTORS
                   (NOMINEES FOR TERMS EXPIRING IN 2004)

                   NAME                      AGE               POSITION
     --------------------               ------------  -------------------------
      Peter J. Kight                          45      Chairman of the Board and
                                                       Chief Executive Officer

      Lewis C. Levin                          44               Director

      Jeffrey M. Wilkins                      57               Director


                            CLASS I DIRECTORS
                          (TERMS EXPIRE IN 2002)

                   NAME                       AGE             POSITION
     --------------------               ------------  -------------------------
      William P. Boardman                     60              Director

      James D. Dixon                          58              Director

      Henry C. Duques                         58              Director


                            CLASS II DIRECTORS
                          (TERMS EXPIRE IN 2003)

                   NAME                       AGE             POSITION
     --------------------               ------------  -------------------------
      Mark A. Johnson                         48              Director

      Eugene F. Quinn                         47              Director


         Peter J. Kight, our founder, has served as our Chairman and Chief Executive Officer since December 1997. He also serves as Chairman and Chief Executive Officer of CheckFree Services Corporation (a position he has held since 1981), CheckFree Investment Corporation, CheckFree Management Corporation, CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner Inc., and CheckFree TransPoint Holdings Inc. Mr. Kight is also a director of CheckFree Services Corporation, CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner Inc., and CheckFree TransPoint Holdings Inc. From 1997 to 1999, Mr. Kight served as President of CheckFree Corporation and, from 1981 to 1999, he served as President of CheckFree Services Corporation. Mr. Kight is a director of Metatec International, Inc., a publicly-held company that distributes information utilizing CD-ROM technology.

         Mark A. Johnson has served as a director since 1983. He also serves as a director of CheckFree Services Corporation. Mr. Johnson served as our Vice Chairman from December 1997 to June 2000, as Executive Vice President, Business Development of CheckFree Services Corporation from 1993 to 1997, as Treasurer of CheckFree Services Corporation from 1993 to 1996, as Senior Vice President of CheckFree Services Corporation from 1991 to 1993, and as a Vice President of CheckFree Services Corporation from 1982 to 1991. Mr. Johnson is a director of Clarus Corporation, a publicly-held company that develops, markets and supports procurement and financial software applications, and currently serves as Chief Executive Officer of e-RM Partners.

         William P. Boardman has served as a director since July 1996. Mr. Boardman was an officer of Bank One Corporation from 1984 until March 1, 2001, when he retired from his positions as Vice Chairman and director.

         James D. Dixon has served as a director since August 2000. Mr. Dixon has been Executive of Bank of America.com, a subsidiary of Bank of America, since February 2000. Mr. Dixon was Group Executive of Bank of America Technology and Operations, a subsidiary of Bank of America, from September 1998 to February 2000. Mr. Dixon was President of NationsBank Services, Inc., a subsidiary of NationsBank Corporation, from 1992 until the 1998 merger of NationsBank Corporation and Bank of America Corporation.

         Henry C. Duques has served as a director since September 2000. Mr. Duques is the Chairman and Chief Executive Officer of First Data Corporation, a position he has held since April 1989, and Chairman of eONE Global, LLC, a majority-owned subsidiary of First Data Corporation, a position he has held since November 2000. From September 1987 to April 1989, Mr. Duques served as Vice President and Chief Executive Officer of the Data Based Services Group of American Express Travel Related Services Company, Inc., the predecessor of First Data Corporation. Prior to that time, Mr. Duques served as Group President Financial Services and as a director of Automatic Data Processing, Inc. from 1984 to 1987. Mr. Duques is also a director of Unisys Corporation and SunGard Data Systems, Inc., both publicly-held companies, and is a member of the board of trustees of The George Washington University.

         Lewis C. Levin has served as a director since September 2000. Mr. Levin is a Vice President in Microsoft Corporation's Platform Technology and Strategy Group. Since joining Microsoft Corporation in 1986, Mr. Levin has served as Vice President of the Passport Group, Desktop Finance Division, as General Manager of the Excel Group, as Director of Applications Marketing, as Group Product Manager for the Graphics Business Unit, and has held a variety of other product marketing positions.

         Eugene F. Quinn has served as a director since 1994. Since May 1999, Mr. Quinn has served as President of Confluence Capital, a private investment company. From March 1997 to April 1999, Mr. Quinn served as Senior Vice President for Online and Interactive Services at MTV Networks, a division of Viacom, Inc. From 1984 to 1997, Mr. Quinn served as a senior executive at Tribune Company and its Chicago Tribune subsidiary. Mr. Quinn is also a director of Open Market, Inc., a publicly-held company.

         Jeffrey M. Wilkins has served as a director since 1990. Since August 1989, Mr. Wilkins has served as Chairman, President and Chief Executive Officer of Metatec Corporation, and its successor Metatec International, Inc., a publicly-held company which distributes information utilizing CD-ROM technology.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

MEETINGS, COMMITTEES, AND COMPENSATION OF THE BOARD OF DIRECTORS

         Our board of directors had a total of five meetings during the fiscal year ended June 30, 2001. Each director is expected to attend each meeting of the board and the committees on which he serves. In addition to meetings, the board and its committees review and act upon matters through written consent procedures. During fiscal 2001, each of our directors attended 75% or more of the total number of (i) meetings of the board, and (ii) meetings of committees of the board on which the director served.

         As compensation for their services, each non-employee director receives semi-annually, stock options under our 1995 Stock Option Plan to acquire 2,000 shares of our common stock. Each non-employee director who serves on a committee also receives semi-annually options to purchase an additional 2,000 shares of our common stock. These options will vest 100% after one year and terminate ten years after grant. In addition, each non-employee director receives out-of-pocket expenses incurred in connection with attendance at board and committee meetings. On January 1, 2001, Messrs. Boardman, Dixon, Quinn, and Wilkins were each granted stock options to acquire 4,000 shares of our common stock at an exercise price of $42.50 per share and Messrs. Duques and Levin were each granted stock options to acquire 2,000 shares of our common stock at an exercise price of $42.50 per share. On July 1, 2001, Messrs. Boardman, Dixon, Quinn, and Wilkins were each granted stock options to purchase another 4,000 shares of our common stock at an exercise price of $35.07 per share and Messrs. Duques and Levin were each granted stock options to acquire another 2,000 shares of our common stock at an exercise price of $35.07 per share.

         Our board of directors has two standing committees: a Stock Option and Compensation Committee and an Audit Committee. Our Stock Option and Compensation Committee has the authority to (i) administer our stock option plans, including the selection of optionees and the timing of option grants, and (ii) review and monitor key employee compensation policies and administer our management compensation plans. The members of our Stock Option and Compensation Committee are Messrs. Quinn (Chairman), Boardman and Dixon. Our Stock Option and Compensation Committee had a total of four meetings during fiscal 2001. For further information on the Stock Option and Compensation Committee, see "Report of the Stock Option and Compensation Committee of the Board of Directors" beginning on page 14.

         Our Audit Committee recommends the annual appointment of our independent public accountants with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles used by us in financial reporting, internal financial auditing procedures and the adequacy of our internal control procedures. The board's charter for the Audit Committee is attached as Exhibit A to this proxy statement. Messrs. Dixon (Chairman), Quinn, and Wilkins serve as members of our Audit Committee. Our Audit Committee had a total of seven meetings during fiscal 2001. For further information on the Audit Committee, see "Report of the Audit Committee of the Board of Directors" on page 18.

EXECUTIVE OFFICERS

         In addition to Peter J. Kight, the following persons are our executive officers:

         Peter F. Sinisgalli, age 45, has served as our President since May 1999. He also has served as President of CheckFree Services Corporation since May 1999, as Chief Operating Officer of CheckFree Services Corporation since November 1996, and as President of CheckFree Investment Corporation, CheckFree Management Corporation, CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner Inc., and CheckFree TransPoint Holdings Inc. Mr. Sinisgalli also serves as a director of CheckFree Services Corporation. From 1994 to 1996, Mr. Sinisgalli was Executive Vice President and Chief Financial Officer of Dun & Bradstreet Software. From 1993 to 1994, Mr. Sinisgalli was Senior Vice President - Group Finance of Dun & Bradstreet Corporation. From 1990 to 1992, Mr. Sinisgalli held various positions with Nielson Media Research, a division of Dun & Bradstreet Corporation. Mr. Sinisgalli also serves as a director of Witness Systems Inc.

         David E. Mangum, age 35, has served as our Executive Vice President and Chief Financial Officer since July 2000. He also has served as Executive Vice President and Chief Financial Officer of CheckFree Services Corporation since July 2000, as Executive Vice President and Treasurer of CheckFree Investment Corporation, CheckFree Management Corporation, CheckFree i-Solutions Australia Pty. Ltd., CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, and CheckFree i-Solutions International, Inc., since August 2000, and as Executive Vice President and Treasurer of CheckFree Finance, Inc., CheckFree International Partner Inc., and CheckFree TransPoint Holdings Inc. From September 1999 to June 2000, Mr. Mangum served as our Senior Vice President, Finance and Accounting. From July 1998 to September 1999, he worked as Vice President, Finance and Administration, Managed Systems Division for Sterling Commerce, Inc. Prior to that, Mr. Mangum worked as the Director of Finance for XcelleNet, Inc. from February 1997 to July 1998. From May 1993 to January 1997, Mr. Mangum served as Director of Finance for Dun & Bradstreet Software.

         Allen L. Shulman, age 53, has served as our Executive Vice President since August 1998 and as General Counsel since May 1997. He also serves as Executive Vice President and General Counsel of CheckFree Services Corporation, and as Executive Vice President of CheckFree Investment Corporation, CheckFree Management Corporation, CheckFree i-Solutions Australia Pty. Ltd., CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner Inc., and CheckFree TransPoint Holdings Inc. Mr. Shulman is also a director of CheckFree Investment Corporation and CheckFree Management Corporation. From August 1998 to June 2000, Mr. Shulman served as our Chief Financial Officer, and from May 1997 to August 1998, he served as our Senior Vice President. Immediately prior to joining us, Mr. Shulman was the managing attorney for the Atlanta office of Horvath & Lieber, P.C. From 1983 to 1996, Mr. Shulman was General Counsel and Chief Financial Officer for United Refrigerated Services, Inc.

         Tacio Carvalho, age 54, has served as our Executive Vice President since January 2001. He has also served as Executive Vice President and General Manager, CheckFree Investment Services of CheckFree Services Corporation since January 2001. Prior to that, Mr. Carvalho served as Managing Director, Financial Media - Latin America for Thompson Financial Services from June 2000 to December 2000, as President and Chief Executive Officer of Meridian Emerging Markets, LTD from August 1998 to November 1999, and as Executive Vice President and Chief Operating Officer - Latin America of Reuters, PLC from January 1988 to June 1998.

         Matthew S. Lewis, age 36, has served as our Executive Vice President since August 1999. He has also served as Executive Vice President, Corporate Development of CheckFree Services Corporation since August 2001. Prior to that, Mr. Lewis served as our Senior Vice President from December 1997 to August 1999, as Executive Vice President, EC Product Management and Marketing of CheckFree Services Corporation from January 1998 to August 2001, and as Vice President, Corporate Strategy and Communications for CheckFree Services Corporation from March 1996 to December 1997. From 1988 to 1996, Mr. Lewis held various positions at BankSouth Corporation, including Vice President, Corporate Affairs, Director of Compliance and Director of Communications and Manager of Public Relations.

         Gary A. Luoma, Jr., age 44, has served as our Senior Vice President, Finance and Accounting since May 2001 and as our Chief Accounting Officer and Assistant Secretary since December 1997. He has also served as Senior Vice President, Finance and Accounting of CheckFree Services Corporation (a position he has held since May 2001) and as Chief Accounting Officer and Assistant Secretary of CheckFree Services Corporation (a position he has held since April
1997), and as Vice President and Assistant Secretary of CheckFree Investment Corporation, CheckFree Management Corporation, CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner Inc., and CheckFree TransPoint Holdings Inc. Mr. Luoma is also a director of CheckFree Management Corporation. Prior to that, Mr. Luoma served as our Vice President from December 1997 to May 2001, and as Vice President of CheckFree Services Corporation from April 1997 to May 2001. From 1995 to 1997, Mr. Luoma served as Vice President of Finance, Americas Operations and Assistant Secretary and, from 1990 to 1995, as Director of Finance, Planning and Analysis at Dun & Bradstreet Software. From 1983 to 1990, Mr. Luoma held various financial positions with the American Security Group, including Assistant Treasurer, Assistant Controller and Internal Audit Manager. From 1980 to 1983, Mr. Luoma served as a Certified Public Accountant on the audit staff of Ernst & Whinney.

         Curtis A. Loveland, age 54, has served as our Secretary since December 1997. He also serves as Secretary of CheckFree Services Corporation (a position he has held since 1983), CheckFree Investment Corporation, CheckFree Management Corporation, CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner Inc., and CheckFree TransPoint Holdings Inc. Mr. Loveland has been associated with the law firm of Porter, Wright, Morris & Arthur LLP since 1973 and a partner since 1979.

         Keven M. Madsen, age 41, has served as our Vice President since December 1997 and as Treasurer since August 1998. He has also served as Vice President and Treasurer of CheckFree Services Corporation (a position he has held since July 1997), and as Vice President and Assistant Treasurer of CheckFree Investment Corporation, CheckFree Management Corporation, CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner Inc., and CheckFree TransPoint Holdings Inc. Mr. Madsen also serves as a director of CheckFree Investment Corporation, CheckFree Management Corporation, CheckFree i-Solutions Australia Pty. Ltd., and CheckFree i-Solutions Limited. From December 1997 to August 1998, he served as our Assistant Treasurer. From 1997 to 1998, Mr. Madsen served as Director of Tax & Treasury and Assistant Treasurer of CheckFree Services Corporation. From 1990 to 1996, Mr. Madsen served as Manager of Corporate Tax and Treasury for Dun & Bradstreet Software. Prior to 1990, Mr. Madsen was a Certified Public Accountant in the audit and tax divisions of Arthur Andersen & Co.

         Randal A. McCoy, age 38, has served as our Executive Vice President since August 1999. He has also served as Executive Vice President, Chief Technology Officer of CheckFree Services Corporation since May 2001. Prior to that, Mr. McCoy served as Executive Vice President, EC Development of CheckFree Services Corporation from August 1999 to May 2001, as Senior Vice President, Electronic Commerce Development of CheckFree Services Corporation from February 1998 to August 1999, and as Vice President, Genesis Platform Development of CheckFree Services Corporation from May 1997 to February 1998. From 1990 to 1997, Mr. McCoy was Vice President,

Corporate Banking Development at Servantis Systems, Inc. Prior to that, Mr. McCoy worked as a large systems architect at BellSouth Corporation.

         Terrie R. O'Hanlon, age 40, has served as our Executive Vice President since August 2001. She has also served as Executive Vice President, Marketing of CheckFree Services Corporation since August 2001. Prior to that, Ms. O'Hanlon served as our Senior Vice President, Marketing and Corporate Communications from May 2001 to August 2001, as our Senior Vice President, Corporate Communications and Investor Relations from June 1998 to May 2001, as Senior Vice President, Marketing and Corporate Communications of CheckFree Services Corporation from May 2001 to August 2001, as Senior Vice President, Corporate Communications and Investor Relations of CheckFree Services Corporation from August 1999 to May 2001, and as Senior Vice President, Communications and Media Relations of CheckFree Services Corporation from June 1998 to August 1999. From 1997 to 1998, Ms. O'Hanlon served as Vice President, Corporate Communications at Medaphis Corporation. From 1995 to 1997, Ms. O'Hanlon was Corporate Communications Director of Dun & Bradstreet Software. From 1990 to 1995, Ms. O'Hanlon served as Vice President of Crescent Communications.

         Stephen Olsen, age 41, has served as our Executive Vice President since August 1999. He has also served as Executive Vice President and General Manager, CheckFree Electronic Commerce of CheckFree Services Corporation since May 2001. Prior to that, Mr. Olsen served as our Senior Vice President from December 1997 to August 1999, as Executive Vice President, Chief Information Officer of CheckFree Services Corporation from November 1999 to May 2001, as Executive Vice President, EC Information Technology Operations of CheckFree Services Corporation from August 1999 to November 1999, and as Senior Vice President and Chief Information Officer of CheckFree Services Corporation from March 1997 to August 1999. From 1996 to 1997, Mr. Olsen served as Vice President, Chief Information Officer of Geac Computer Corporation. From 1990 to 1996, Mr. Olsen served as Vice President, Chief Information Officer of Dun & Bradstreet Software.

         Harley J. Ostis, age 45, has served as our Executive Vice President since January 1999. He has also served as Executive Vice President, Human Resources and Administration of CheckFree Services Corporation since January 1999. Mr. Ostis also serves as a director of CheckFree Management Corporation. From 1981 to 1999, Mr. Ostis held various positions with Harris Corporation, most recently as Vice President, Human Resources and Quality for Lanier Worldwide, a division of Harris Corporation.

         Thomas Stampiglia, age 45, has served as our Executive Vice President since January 2000. He has also served as Executive Vice President and President, CheckFree Software Division of CheckFree Services Corporation since February 2000. Prior to that, Mr. Stampiglia served as Vice President of International Operations of Lanier Worldwide from October 1998 to December 1999, and as Vice President and General Manager of the Healthcare Division of Lanier Worldwide from September 1996 to October 1998.

         Officers are elected annually by the board of directors and serve at its discretion. There are no family relationships among our directors and executive officers.

OWNERSHIP OF OUR COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information regarding beneficial ownership of our common stock by each of our directors, each of our executive officers named in the Summary Compensation Table, and our directors and executive officers as a group as of September 1, 2001:


                                                                      SHARES BENEFICIALLY OWNED(1)(2)
                                                                ------------------------------------------
                     STOCKHOLDER                                   NUMBER                         PERCENT
--------------------------------------------------------        -------------                  -----------
Peter J. Kight(3)                                                   5,537,510                        6.3%

Mark A. Johnson(4)                                                  1,282,285                        1.5%

Peter F. Sinisgalli                                                   179,043                           *

Stephen Olsen                                                          58,099                           *

Francis X. Polashock(5)(6)                                             45,754                           *

Thomas Stampiglia                                                      24,900                           *

William P. Boardman                                                    30,239                           *

James D. Dixon                                                              0                           *

Henry C. Duques                                                             0                           *

Lewis C. Levin                                                              0                           *

Eugene F. Quinn                                                        28,000                           *

Jeffrey M. Wilkins                                                     16,000                           *

All directors and executive officers as a group
   (20 people)(3)(4)(7)                                             7,423,137                        8.4%


----------
* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) Includes shares purchasable within 60 days after September 1, 2001, pursuant to the exercise of options covering:


        -    842,805 shares for Mr. Kight;
        -    81,679 shares for Mr. Johnson;
        -    133,956 shares for Mr. Sinisgalli;
        -    56,118 shares for Mr. Olsen;
        -    39,667 shares for Mr. Polashock;
        -    24,167 shares for Mr. Stampiglia;
        -    30,000 shares for Mr. Boardman;
        -    0 shares for Mr. Dixon;
        -    0 shares for Mr. Duques;
        -    0 shares for Mr. Levin;
        -    24,000 shares for Mr. Quinn,
        -    16,000 for Mr. Wilkins, and
        - 1,436,711 shares for all directors and executive officers as a group.

(3) Includes 8,600 shares held by the Peter J. Kight and Teresa J. Kight 1995 Children's Trust, and 383,499 shares held by The PJK GRAT 97-1, The PJK GRAT 97-2, The PJK GRAT 98-2 and The PJK GRAT 98-4. Mr.

     Kight disclaims ownership of these shares in which he has no pecuniary interest. Does not include 54,850 shares held by a charitable foundation of which Mr. Kight is the trustee and disclaims any beneficial ownership.

(4) Includes 10,286 shares held by the Mark A. Johnson 1997 Irrevocable Children's Trust, and 200,000 shares held by the Mark A. Johnson 2001-1 GRAT. Mr. Johnson disclaims ownership of these shares in which he has no pecuniary interest. Also includes 247 shares held in Mr. Johnson's 401(k) account.

(5) Mr. Polashock retired as Executive Vice President and President, Investment Services Division effective June 30, 2001.

(6) Includes 4,098 shares of common stock resulting from the assumed conversion of $300,000 in principal amount of our 6.5% convertible subordinated notes due 2006.

(7) Includes 2,123 shares of common stock resulting from the assumed conversion of $155,000 in principal amount of our 6.5% convertible subordinated notes due 2006 that are held by executive officers.

OWNERSHIP OF COMMON STOCK BY PRINCIPAL STOCKHOLDERS

       The following table sets forth information as of September 1, 2001 (except as noted below), relating to the beneficial ownership of our common stock by each person known us to own beneficially more than 5% of the outstanding shares of our common stock.

                                                                        SHARES BENEFICIALLY OWNED (1)
                                                            ----------------------------------------------------
                     STOCKHOLDER                                   NUMBER                         PERCENT
------------------------------------------                  --------------------            --------------------
Bank of America Corporation(2)                                   10,492,664                        12.0%
  100 North Tryon Street
  Charlotte, North Carolina 28255

Massachusetts Financial Services Company(3)                       9,297,433                        10.7%
  500 Boylston Street
  Boston, Massachusetts 02116

Capital Group International, Inc.(4)                              8,867,220                        10.2%
  11100 Santa Monica Boulevard
  Los Angeles, California 90025

Microsoft Corporation(5)                                          8,567,250                         9.8%
  One Microsoft Way
  Redmond, Washington 98052-6399

Capital Guardian Trust Company(6)                                 7,481,620                         8.6%
  11100 Santa Monica Boulevard
  Los Angeles, California 90025

First Data Corporation(7)                                         6,567,250                         7.5%
  5660 New Northside Drive, Suite 1400
  Atlanta, Georgia 30328-5800


Peter J. Kight(8)(9)                                              5,537,510                         6.3%
  4411 East Jones Bridge Road
  Norcross, Georgia 30092

----------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) According to the information contained in Schedule 13G filed with the Securities and Exchange Commission by Bank of America Corporation on October 5, 2000 and as amended on February 13, 2001, Bank of America Corporation is the parent corporation of NB Holdings Corporation, Bank of America, N.A., and Banc of America E-Commerce Holdings, Inc., and Banc of America E-Commerce Holdings, Inc. is the parent corporation of Banc of America Capital Management, Inc., NationBanc Montgomery Holdings Corporation, and Banc of America Securities LLC. The following entities are deemed to beneficially own the following shares of our common stock: Bank of America Corporation (10,492,664 shares or 12.0%), NB Holdings Corporation (10,492,664 shares or 12.0%), Bank of America, N.A. (10,491,566 shares or 12.0%), Banc of America E-Commerce Holdings, Inc. (10,450,000 shares or 12.0%), Banc of America Capital Management, Inc. (41,566 shares or less than 1.0%), NationBanc Montgomery Holdings Corporation (1,098 shares or less than 1.0%), and Banc of America Securities LLC (1,098 shares or less than 1.0%).

(3) Based on information contained in Schedule 13G filed with the Securities and Exchange Commission on November 11, 2000 and as amended on February 9, 2001 and July 2, 2001, by Massachusetts Financial Services Company.

(4) Includes 162,980 shares of our common stock resulting from the assumed conversion of $11,930,000 in principal amount of our 6.5% convertible subordinated notes due 2006. According to the information contained in
     Schedule 13G filed with the Securities and Exchange Commission by Capital Group International, Inc. on February 14, 2001 and as amended on August 10, 2001, Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the shares reported in the table. The investment management companies, which include a "bank" as defined in
     Section 3(a)(6) of the Securities Exchange Act of 1934 and several investment advisers registered under Section 203 of the Investment Advisors Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital Group International, Inc. does not have investment power or voting power over any of the shares shown the table; however, Capital Group International, Inc. may be deemed to "beneficially own" these shares by virtue of Rule 13d-3 under the Exchange Act. Capital Group International, Inc. expressly disclaims beneficial ownership of the shares shown in the table.

(5) Based on information contained in Schedule 13G filed with the Securities and Exchange Commission by Microsoft Corporation on September 11, 2000.

(6) According to the information contained in Schedule 13G filed with the Securities and Exchange Commission by Capital Guardian Trust Company on February 14, 2001 and as amended on August 10, 2001, Capital Guardian Trust Company, a bank as defined in Section 3(a)(6) of the Exchange Act and a wholly owned subsidiary of Capital Group International, Inc., is deemed to the beneficial owner of the shares shown in the table as a result of serving as the investment manager for various institutional accounts holding our common stock. Capital Guardian Trust Company expressly disclaims beneficial ownership of the shares shown in the table.

(7) Based on information contained in Schedule 13D filed with the Securities and Exchange Commission by First Data Corporation on September 11, 2000 and as amended on March 30, 2001 and April 24, 2001.

(8) Includes 842,805 shares purchasable by Mr. Kight pursuant to the exercise of options within 60 days after September 1, 2001.

(9) Includes 8,600 shares held by the Peter J. Kight and Teresa J. Kight 1995 Children's Trust, and 383,499 shares held by The PJK GRAT 97-1, The PJK GRAT 97-2, The PJK GRAT 98-2, and The PJK GRAT 98-4. Mr. Kight disclaims ownership of these shares in which he has no pecuniary interest. Does not include 54,850 shares held by a charitable foundation of which Mr. Kight is the trustee and disclaims any beneficial ownership.

EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid during our fiscal years ended June 30, 1999, 2000 and 2001 to our Chief Executive Officer and each of our four other highest compensated executive officers (collectively, the named executive officers).


                           SUMMARY COMPENSATION TABLE


                                                     ANNUAL COMPENSATION         LONG-TERM COMPENSATION
                                                  --------------------------  -----------------------------
                                                                                          AWARDS
                                                                              -----------------------------
                                                                                   RESTRICTED    SECURITIES
                                                                                      STOCK      UNDERLYING      ALL OTHER
                                                         SALARY        BONUS          AWARD        OPTIONS     COMPENSATION
   NAME AND PRINCIPAL POSITION           YEAR             ($)           ($)            ($)           (#)          ($)(1)
----------------------------------   -------------  -------------  -----------   -----------   ----------    ------------

PETER J. KIGHT                          2001          $440,000   $257,400        $       0       200,000          $     0
Chairman and Chief Executive            2000          $420,000   $551,850(2)     $       0        50,000          $     0
Officer                                 1999          $400,000   $      0(2)     $       0       100,000          $33,000


PETER F. SINISGALLI                     2001          $338,000   $167,310        $       0       120,000          $10,456
President and Chief Operating           2000          $294,000   $326,865(2)     $ 312,756(3)     40,000          $ 2,000
Officer                                 1999          $280,000   $      0(2)     $       0       116,000(4)       $ 1,000


STEPHEN OLSEN                           2001          $215,000   $ 77,400        $       0        25,000          $ 2,000
Executive Vice President and            2000          $175,000   $101,500        $       0        52,500          $ 2,000
General Manager, CheckFree              1999          $160,000   $ 28,800        $       0        65,000(4)       $ 1,000
Electronic Commerce


FRANCIS X. POLASHOCK (5)                2001          $215,000   $ 70,950        $       0        25,000          $ 2,000
Executive Vice President and            2000          $200,000   $106,400        $       0         7,500          $ 2,000
President, Investment Services          1999          $190,000   $ 45,600        $       0       130,000(4)       $ 1,000
Division


THOMAS STAMPIGLIA (6)                   2001          $215,000   $  77,400       $       0        50,000          $10,505
Executive Vice President and            2000          $100,000   $  58,000       $       0       100,000          $52,000
President, CheckFree Software
Division


---------------------

(1) Includes matching contribution to our 401(k) Plan of $2,000 for Mr. Sinisgalli, Mr. Olsen, Mr. Polashock, and Mr. Stampiglia and tax gross up for President's Club award of $8,456 for Mr. Sinisgalli and $8,505 for Mr. Stampiglia for fiscal 2001. Includes matching contribution to our 401(k) Plan of $2,000 for Mr. Sinisgalli, Mr. Olsen, Mr. Polashock, and Mr. Stampiglia and a $50,000 sign on bonus for Mr. Stampiglia for fiscal 2000. Includes matching contribution to our 401(k) Plan of $1,000 for Mr. Sinisgalli, Mr. Olsen, and Mr. Polashock and $33,000 of debt guarantee compensation for Mr. Kight for fiscal 1999.

(2) The fiscal 1999 bonuses for Messrs. Kight and Sinisgalli were deferred to fiscal 2000. An additional bonus of $156,000 for Mr. Kight and $92,400 for Mr. Sinisgalli over and above the fiscal 2000 bonus was earned for achievement of our performance targets for fiscal 2000.

(3) Upon his promotion to President in August 1999, Mr. Sinisgalli was awarded 12,000 shares of restricted common stock at a fair market value of $26.063 per share. The stock vests over a five year period dependent upon Mr. Sinisgalli's continued employment with us.

(4) Includes options granted in fiscal 1999 due to repricing of options granted in fiscal years 1998 and 1997.

(5) Mr. Polashock retired as Executive Vice President and President, Investment Services Division effective June 30, 2001.

(6)  Mr. Stampiglia's employment with us began on January 3, 2000.


                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning the grant of stock options to the named executive officers under our 1995 Stock Option Plan during the 2001 fiscal year:

                              INDIVIDUAL GRANTS (1)

                          NUMBER OF
                          SECURITIES       % OF TOTAL                                  POTENTIAL REALIZED VALUE AT
                          UNDERLYING    OPTIONS GRANTED     EXERCISE                     ASSUMED ANNUAL RATES OF
                       OPTIONS GRANTED  TO EMPLOYEES IN      PRICE        EXPIRATION   STOCK PRICE APPRECIATION FOR
         NAME                (#)         FISCAL YEAR(2)    ($/SHARE)         DATE          OPTION TERMS (3)(4)
--------------------------------------------------------------------------------------------------------------------
                                                                                            5%($)         10%($)
                                                                                         ------------   ------------

Peter J. Kight              100,000           4.9%           $51.5625        2010         $3,242,738     $8,217,735
                            100,000           4.9%           $42.50          2011         $2,672,802     $6,773,405

Peter F. Sinisgalli          60,000           2.9%           $51.5625        2010         $1,945,643     $4,930,684
                             60,000           2.9%           $42.50          2011         $1,603,681     $4,064,043

Stephen Olsen                12,500           0.6%           $51.5625        2010         $  405,342     $1,027,217
                             12,500           0.6%           $42.50          2011         $  334,100     $  846,676

Francis X. Polashock         12,500           0.6%           $51.5625        2010         $  405,342     $1,027,217
                             12,500           0.6%           $42.50          2011         $  334,100     $  846,676

Thomas Stampiglia            12,500           0.6%           $51.5625        2010         $  405,342     $1,027,217
                             25,000           1.2%           $49.875         2010         $  784,153     $1,987,198
                             12,500           0.6%           $42.50          2011         $  334,100     $  846,676

----------------------

(1)  This table covers the period from July 1, 2000 to June 30, 2001.

(2) Percentage is based upon 2,049,049 options granted to employees in fiscal 2001.

(3) The dollar amounts in these columns are the product of (a) the difference between (1) the product of the per share market price at the date of grant and the sum of 1 plus the assumed rate of appreciation (5% and 10%) compounded over the term of the option (ten years) and (2) the per share exercise price and (b) the number of shares underlying the grant.

(4) The appreciation rates stated are arbitrarily assumed, and may or may not reflect actual appreciation in the stock price over the life of the option. Regardless of any theoretical value which may be placed on a stock option, no increase in its value will occur without an increase in the value of the underlying shares. Whether an increase will be realized will depend not only on the efforts of the recipient of the option, but also upon conditions in our industry and market area, competition, and economic conditions, over which the optionee may have little or no control.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

           The following table provides certain information regarding the number and value of stock options held by our named executive officers at June 30, 2001.


                                                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                        OPTIONS AT FISCAL YEAR-END(#)     FISCAL YEAR-END($)(2)
                                                       -----------------------------  ------------------------------
                               SHARES
                              ACQUIRED
                                 ON         VALUE
                              EXERCISE    REALIZED
           NAME                  (#)        ($)(1)     EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----------------------------  ----------  -----------  ------------   --------------  -------------  ---------------

Peter J. Kight                       0           --        809,472          466,668   $20,936,942      $ 4,064,000

Peter F. Sinisgalli              5,369   $  200,666        113,956          230,799   $ 1,137,380      $ 1,161,336

Stephen Olsen                    7,578   $  283,511         43,951          102,666   $   332,265      $   625,213

Francis X. Polashock            46,000   $1,743,102         12,500          104,000   $         0      $ 1,639,268

Thomas Stampiglia                    0           --         20,000          130,000   $         0      $         0


--------------------

(1) Value realized represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without consideration for any taxes or brokerage expenses that may have been owed.

(2) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end ($35.07 on June 30, 2001). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

EMPLOYMENT AND CONSULTING AGREEMENTS

         On May 1, 1997, Mr. Kight entered into an employment agreement with us. Mr. Kight's employment agreement provides for a minimum base salary and a covenant not to compete. Mr. Kight's minimum base salary was set at $300,000 until July 1, 1997, when it increased to $375,000. Mr. Kight's base salary was increased to $440,000 for fiscal 2001. Additionally, Mr. Kight received a stock option to purchase 200,000 shares of our common stock at $14.75 per share, the price per share on the date of the employment agreement. The covenant not to compete in Mr. Kight's employment agreement is for the time of employment, plus a one year period following termination of employment. If Mr. Kight's employment is terminated as a result of a change in control of our company, if Mr. Kight resigns after a change in control upon making a good faith determination that his employment status or responsibilities have been materially adversely affected, or if Mr. Kight's employment is terminated by us without cause, he is entitled to receive the greater of two times his average annual compensation or an amount equal to his basic salary and incentive compensation until June 30, 2002. The term of Mr. Kight's employment agreement runs through June 30, 2002, and thereafter renews automatically for one-year periods.

         Under Mr. Kight's employment agreement, a change in control of our company includes the following events:

         - any person (other than a person in control of our company as of the effective date of the employment agreement, a trustee or other fiduciary holding securities under an employee benefit plan of our company, or a company owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our voting securities) acquiring beneficial ownership, directly or indirectly, of our securities representing a majority of the combined voting power of our then outstanding securities;

         - approval by our stockholders of: (i) a plan of complete liquidation of our company; (ii) an agreement for the sale or disposition of all or substantially all our assets; or (iii) a merger, consolidation, or reorganization of our company with or involving any other corporation in which our voting securities outstanding immediately prior to such transaction do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of our voting securities (or such surviving entity) outstanding immediately after such transaction; or

         - during any period of two consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the board of directors of our company ceasing for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

A change in control shall not have occurred under the agreement if Mr. Kight is part of the purchasing group which consummates the change in control transaction. Mr. Kight shall be deemed "part of a purchasing group" if he is an equity participant or has been identified as a potential equity participant in the purchasing company or group except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the change in control by a majority of our non-employee continuing directors.

         On July 1, 2001, Mr. Polashock entered into an consultancy employment agreement with us. The agreement provided for Mr. Polashock to continue his direct employment with us through June 30, 2001. From July 1, 2001 through July 5, 2002, Mr. Polashock will continue to be employed as a consultant to us and will be compensated for his consulting services at a rate of $215,000 per year. During the consultancy period, Mr. Polashock's options will continue to vest in accordance with their terms.

         The following Compensation Committee Report, Performance Graph, and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

              REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         Our Stock Option and Compensation Committee has the authority and responsibility to establish, determine and administer:

         -        our officer compensation policies;
         -        the salaries of our executive officers;
         -        the formula for bonus awards to our executive officers; and
         - the grants of stock options to our executive officers and other key employees under our 1995 Stock Option Plan.

Our Stock Option and Compensation Committee consists solely of independent non-employee directors. In general, the philosophy of our Stock Option and Compensation Committee is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance as well as our performance. The preferred compensation policy of our Stock Option and Compensation Committee is to set base pay at the lower end of the comparable market ranges, establish performance based annual cash bonus opportunities, and grant significant option positions to key employees to provide greater long-term incentives.

         In fiscal 1997, we hired an outside consulting firm to perform an executive compensation survey for our Company. The consulting firm was asked to prepare a survey reviewing base compensation, bonus programs, and stock options in relation to similarly situated companies. The survey concluded that our compensation is mixed when compared to the market, with some positions below market and others above market. After a complete review and discussion of the survey, our Stock Option and Compensation Committee agreed that we would move all executive officers to a July 1 compensation review and adjustment cycle effective July 1, 1997, to permit a more uniform review of executive compensation consistent with salary ranges established for executive positions. Also, based in part on the recommendation of the consulting firm, we entered into an employment agreement with Mr. Kight.

         Mr. Kight's employment agreement, effective May 1, 1997, provided for an increase in base salary for fiscal 2001 from $420,000 to $440,000. In addition, under his employment agreement, Mr. Kight received a one-time stock option grant of 200,000 shares at $14.75 per share, the fair market value of the shares on May 1, 1997. The option shares become 100% vested on May 1, 2003; provided, however, 20% of the option shares will vest and become exercisable at the end of each fiscal year 1998 through 2002 that we attain at least 80% of the budgeted net income or not more than 120% of the budgeted net loss. The stock options also become 100% vested if we terminate Mr. Kight's employment without cause or upon a change in control of our company, as defined in the employment agreement. The term of the employment agreement is five years, with automatic one-year renewals thereafter.

         In addition to the recommendation of the outside consulting firm, the determination of executive officer base salaries for fiscal 2001 was based primarily on subjective factors, such as our Stock Option and Compensation Committee's perception of individual performance and the executive officer's contribution to our overall performance, and not on specific criteria. No specific weight was given to any of these factors because each of these factors was considered significant and the relevance of each varies depending upon an officer's responsibilities.

         In order to motivate management to meet both our short-term and long-term objectives, our Stock Option and Compensation Committee approved an Incentive Compensation Plan for certain executive officers in 1997. The bonuses for senior officers were based partially on the achievement of revenue targets and partially on the achievement of our pre-tax earnings targets and, in appropriate cases, partially on achievement of revenue targets and partially on the achievement of pre-tax earnings targets of our operating divisions. Mr. Kight received a bonus of $257,400 in fiscal 2001 under our Incentive Compensation Plan.

         In fiscal 2001, we updated the executive pay survey performed by the outside consulting firm for us in fiscal 1997. The update concluded that our compensation is mixed when compared to the market, with some positions below market and others above market. In general, the results of the update validated our approach to long-term incentives in the aggregate. After a complete review of the individual performance criteria discussed above and discussion of the survey, we approved annual base salaries with target performance bonus percentages for our executive officers for fiscal 2002, which included an increase in Mr. Kight's base salary from $440,000 to $460,000 for fiscal 2002.

         The purposes of our 1995 Stock Option Plan are to provide long-term incentives to key employees and motivate key employees to improve our performance and thereby increase our common stock price. Beginning in fiscal 1997, stock option awards are considered at the time of the hiring of key associates and annually for all key associates by our Stock Option and Compensation Committee. The value of the stock options awarded depends entirely on our stock performance over a period of time.

         The number of shares of our common stock subject to the options granted during fiscal 2001 was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual's scope of responsibility, and the anticipated value of the individual's contribution to our future performance. No specific weight was given to any of these factors. Options awarded to each executive officer during previous years were reviewed by our Stock Option and Compensation Committee in determining the size of an option awarded for fiscal 2001.

         Each stock option awarded during fiscal 2001 had an exercise price equal to the fair market value of our underlying common stock on the date of the grant. Generally, stock options granted to our new employees vest and become exercisable at the rate of 20% per year if the option holder remains employed at the time of vesting and terminate ten years from the date of grant. Annual stock option grants to our key employees, however, typically vest and become exercisable at the rate of 33-1/3% per year if the option holder remains employed at the time of vesting and terminate ten years from the date of grant. Pursuant to our policy of granting stock options to key employees on a semi-annual basis:

         - on July 1, 2000, Mr. Kight was granted an option to purchase 100,000 shares at a price of $51.5625 per share, the fair market value of the shares on July 1, 2000, vesting at the rate of 33-1/3% per year based on continued employment; and

         - on January 1, 2001, Mr. Kight was granted an option to purchase an additional 100,000 shares at a price of $42.50 per share, the fair market value of the shares on January 1, 2001, vesting at the rate of 33-1/3% per year based on continued employment.

         The Budget Reconciliation Act of 1993 amended the Internal Revenue Code to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. Generally, we intend that compensation paid to covered employees shall be deductible to the fullest extent permitted by law. Our 1995 Stock Option Plan and our Incentive Compensation Plan are intended to qualify under Section 162(m).


                                  STOCK OPTION AND COMPENSATION COMMITTEE

                                    Eugene F. Quinn (Chairman)
                                    William P. Boardman
                                    James D. Dixon

                                PERFORMANCE GRAPH

                      COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG THE COMPANY, THE NASDAQ STOCK MARKET - US INDEX
                 AND THE S&P COMPUTER SOFTWARE & SERVICES INDEX

         The following Performance Graph compares our performance with that of the Nasdaq Stock Market - US Index and the S&P Computer Software & Services Index, which is a published industry index. The comparison of the cumulative total return to stockholders for each of the periods assumes that $100 was invested on September 27, 1995 (the effective date our common stock was registered under the Securities Exchange Act of 1934, as amended), in our common stock, and in the Nasdaq Stock Market - US Index and the S&P Computer Software & Services Index and that all dividends were reinvested.



                                    [GRAPH]

                 COMPARISON OF 66 MONTH CUMULATIVE TOTAL RETURN*
                          AMONG CHECKFREE CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
               AND THE S & P COMPUTER (SOFTWARE & SERVICES) INDEX



                             12/95   12/96   6/97    6/98    6/99    6/00    6/01
CHECKFREE CORPORATION       100.00   79.65   81.98  136.92  128.20  239.83  163.12

NASDAQ STOCK MARKET (U.S.)  100.00  123.03  137.67  181.20  260.63  385.33  208.88

S & P COMPUTER
  (SOFTWARE & SERVICES)     100.00  155.46  211.66  328.26  504.20  567.99  408.66





- $100 INVESTED ON 12/31/95 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee of our board of directors met seven times in fiscal 2001. Each member of our Audit Committee meets the independence standards and financial literacy requirements as established by Nasdaq. Our Audit Committee assists our board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and such other duties as directed by our board. The full responsibilities of our Audit Committee are set forth in its charter, as adopted by our board of directors, a copy of which is attached to this proxy statement as Appendix A.

         In fulfilling its responsibilities, our Audit Committee recommended to our board the selection of Deloitte & Touche LLP as our independent public accountants. Our Audit Committee:

         (a) reviewed and discussed the audited financial statements with management;

         (b) discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61, as may be modified and supplemented;

         (c) received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with the outside auditor the outside auditor's independence; and

         (d) after review and discussions referred to in paragraphs (a) through (c) above, recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission.

         Our Audit Committee provided guidance and oversight to our internal audit function including review of the organization, plans and results of this activity. Both our Chief Financial Officer and Deloitte & Touche LLP were afforded the routine opportunity to meet privately with our Audit Committee and were encouraged to discuss any matters they desired.

         Our Audit Committee also met with selected members of management and the independent public accountants to review financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves, and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded.

         In addition, our Audit Committee considered the quality and adequacy of our internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that our Audit Committee felt appropriate.

         Management's responsibility for financial reporting and the report and opinion of Deloitte & Touche LLP are filed separately in our Annual Report on the Form 10-K and should be read in conjunction with this letter and review of the financial statements.

         Based upon its work and the information received in the inquiries outlined above, our Audit Committee is satisfied that its responsibilities under the charter for the period ended June 30, 2001, were met and that our financial reporting and audit processes are functioning effectively.

                                           AUDIT COMMITTEE

                                               James D. Dixon (Chairman)
                                               Jeffrey M. Wilkins
                                               Eugene F. Quinn

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Currently, Messrs. Boardman, Dixon, and Quinn, who are not employees, are members of our Stock Option and Compensation Committee. Since 1994, Mr. Kight has served as a member of Metatec International, Inc. and its predecessor's board of directors, of which Mr. Wilkins is Chairman, President and Chief Executive Officer.

TRANSACTIONS BETWEEN MICROSOFT CORPORATION AND CHECKFREE

         Mr. Levin, a Vice President in Microsoft Corporation's Platform Technology and Strategy Group, serves on our board of directors. On September 1, 2000, we acquired TransPoint from Microsoft, First Data Corporation, and Citibank, N.A. in exchange for 17 million shares of our common stock. As part of the TransPoint acquisition, Microsoft received 8,567,250 shares of our common stock. As of June 30, 2001, Microsoft owned 9.9% of our outstanding common stock.

         In addition, we entered into a commercial alliance agreement with Microsoft as part of the TransPoint acquisition. Under the terms of the commercial alliance agreement, Microsoft, among other things, agreed to use us exclusively for all pay anyone and bill presentment services offered by Microsoft, subject to various exceptions for types of services not available from us and the provision of technology in various circumstances related to Microsoft's current business and product lines. The commercial alliance agreement also provided for a minimum fee and revenue guarantee to us of $120 million over the five year term of the agreement.

         During fiscal 2001, we earned $6,463,398 of revenue from Microsoft in connection with the TransPoint acquisition and the commercial alliance agreement. In addition, during fiscal 2001, we incurred $7,201,371 of expense to Microsoft for services provided in accordance with the terms of the commercial alliance agreement.

TRANSACTIONS BETWEEN FIRST DATA CORPORATION AND CHECKFREE

         Mr. Duques, Chairman and Chief Executive Officer of First Data Corporation, serves on our board of directors. On September 1, 2000, we acquired TransPoint from First Data, Microsoft Corporation, and Citibank, N.A. in exchange for 17 million shares of our common stock. As part of the TransPoint acquisition, First Data received 6,567,250 shares of our common stock. As of June 30, 2001, First Data owned 7.6% of our outstanding common stock.

         In addition, we entered into a marketing agreement with First Data as part of the TransPoint acquisition. Under the terms of the marketing agreement, we agreed to use First Data's payment processing services if, in each case in our reasonable judgment, substantially similar services are not then obtainable from a third party at an overall economic cost to us that is less than the overall economic cost to us of First Data's services. The marketing agreement also provided for a minimum revenue guarantee to us of $60 million over the five year term of the agreement.

         During fiscal 2001, we earned $5,023,692 of revenue from First Data in connection with the TransPoint acquisition and the marketing agreement. In addition, during fiscal 2001, we incurred $1,192,082 of expense to First Data for payment settlement, telecommunications and facilities management services.

TRANSACTIONS BETWEEN BANK ONE CORPORATION AND CHECKFREE

         Mr. Boardman, the retired Vice Chairman of Bank One, serves on our board of directors. On October 26, 1999, we entered into an agreement with Bank One Corporation that covers bill payment and other processing services for Bank One and First USA. Additionally, Bank One purchased from us 250,000 shares of our common stock at $39.25 per share, the then current market price. As part of this long-term business agreement, we also agreed to issue to Bank One warrants to purchase up to three million shares of our common stock. Warrants to purchase one million shares of our common stock were issued upon the execution of the agreement and warrants to purchase the remaining two million shares of our common stock may be issued in the future if specified performance criteria are met. None of the warrants issued or issuable to Bank One may vest prior to September

2002. If the warrants vest, they will be exercisable by Bank One at the market price of our common stock at the time of issuance. Bank One currently owns less than 1% of our outstanding common stock.

         During fiscal 2001, we earned revenue from Bank One totaling $8,413,253 for a combination of electronic bill payment services, software licenses and related maintenance services, and portfolio management services.

TRANSACTIONS BETWEEN BANK OF AMERICA AND CHECKFREE

         Mr. Dixon, Executive of Bank of America.com, a subsidiary of Bank of America, serves on our board of directors. On September 28, 2000, we consummated a strategic alliance agreement with Bank of America whereby we acquired certain of Bank of America's electronic billing and payment assets and agreed to provide electronic billing and payment services to Bank of America's customers over the next ten years. Under the terms of the strategic alliance agreement, Bank of America received $35.0 million in cash, 10 million shares of our common stock and warrants to acquire an additional 10 million shares of our common stock which vest in stages based on achievement of performance targets. As of June 30, 2001, Bank of America owned 11.5% of our outstanding common stock. To date, none of the warrants are vested or exercisable.

         During fiscal 2001, we earned $44,514,254 from Bank of America from a combination of electronic bill payment services, software licenses and related maintenance services, and portfolio management services. In addition, during fiscal 2001, we incurred $23,153,745 of expense to Bank of America for system support services under the terms of the strategic alliance agreement.

MISCELLANEOUS

         Curtis A. Loveland, our Secretary, is a partner in the law firm of Porter, Wright, Morris & Arthur LLP, which firm serves as our outside general counsel. Mr. Loveland owns less than 1% of our outstanding common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to us. Based on our review of these reports and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the year ended June 30, 2001, except for one late Form 4 filing for Stephen Olsen.

INDEPENDENT PUBLIC ACCOUNTANTS

         Our board of directors has appointed Deloitte & Touche LLP, independent public accountants, as our auditors for fiscal 2002. Deloitte & Touche LLP has served as our independent public accountants since 1981. Our board of directors believes that the reappointment of Deloitte & Touche LLP for fiscal 2002 is appropriate because of the firm's reputation, qualifications, and experience. Representatives of Deloitte & Touche LLP will be present at our annual meeting and will have an opportunity to make a statement if they desire to do so. These representatives will be available to respond to appropriate questions.

FEES OF THE INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2001

          The following table shows the aggregate fees billed to us by our independent public accountants, Deloitte & Touche LLP, for services rendered during the fiscal year ended June 30, 2001.

                                  DESCRIPTION OF FEES                                         AMOUNT
          ---------------------------------------------------------------------      -------------------------
          Audit Fees(1)                                                                       $ 389,550
          Financial Information Systems Design and Implementation Fees                        $       -
          All Other Fees(2)                                                                   $ 947,699

--------------

(1) Includes fees for audits for fiscal 2001, financial statements and reviews of the related quarterly financial statements.

(2) The Audit Committee of our Board of Directors has considered whether the rendering of such non-audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant's independence.

PROPOSALS BY STOCKHOLDERS FOR 2002 ANNUAL MEETING

         If any of our stockholders wishes to submit a proposal to be included in next year's proxy statement and acted upon at our 2002 annual meeting of stockholders, the proposal must be received by our corporate Secretary at our principal executive offices, 4411 East Jones Bridge Road, Norcross, Georgia 30092, prior to the close of business on June 10, 2002. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation to our 2002 annual meeting of stockholders will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after August 24, 2002.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

         The SEC recently adopted amendments to its rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. We may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can also result in significant cost savings for us. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement or annual report, as requested, to a stockholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, you can request a separate copy of the proxy statement or annual report by writing to us at the following address: Investor Relations, CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092, Attention: Tina Moore, or by telephoning us at (678) 375-3000.

         If you are currently a stockholder sharing an address with another CheckFree stockholder and wish to have your future proxy statements and annual reports householded, please contact us at the above address or telephone number.

OTHER MATTERS

         As of the date of this proxy statement, our management knows of no other business that will come before the annual meeting. Should any other matter requiring a vote of the stockholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to these matter in accordance with their best judgment.

         Our 2001 Annual Report to Stockholders, including financial statements, was furnished to our stockholders prior to or concurrently with the mailing of this proxy material.


                                    By Order of the Board of Directors,

                                    Curtis A. Loveland
                                    Secretary

                                                                      APPENDIX A
                              CHECKFREE CORPORATION

                           A COMPANY LISTED ON NASDAQ

                             AUDIT COMMITTEE CHARTER

                             As Adopted May 5, 2000

         This Charter sets forth the role and responsibilities of the Audit Committee of the Board of Directors of the Company in its financial reporting system. The Audit Committee generally oversees and monitors management's and the outside auditors' participation in the financial reporting process. The outside auditor for the Company is ultimately accountable to the Board and Audit Committee, as representatives of the shareholders. The Board and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor proposed for shareholder approval).

RESPONSIBILITIES

         The Audit Committee is appointed by the Board to assist the Board in, among other things:

         (1) monitoring the integrity of the financial statements of the Company,

         (2) requiring that the outside auditor submits on a periodic basis, but at least annually, to the Audit Committee a formal written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard No. 1 and actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for taking, or recommending that the Board of Directors take, appropriate action, to oversee the independence of the outside auditor,

         (3) reviewing and assessing the adequacy of this Charter, at least annually,

         (4) making such reports as are required by the Securities and Exchange Commission, and

         (5) making recommendations to the Board with respect to the selection, evaluation, and where appropriate, replacement of the Company's outside auditor.

The Audit Committee shall have such other responsibilities as are required by the NASDAQ and the Securities and Exchange Commission.

MEMBERSHIP REQUIREMENTS

         The Audit Committee shall consist of three members. Each member of the Audit Committee shall meet the independence standards and financial literacy requirements as established from time to time by the NASDAQ. Under NASDAQ rules, one Audit Committee member may be "not independent" so long as he/she is

         (1)      not a current employee,

         (2)      not an immediate family member of a current employee, and

         (3) the Board determines that membership on the Audit Committee by that individual is required by the best interests of the corporation and its shareholders and this is disclosed in the next proxy statement along with the reasons for the Board's determination.

The members of the Audit Committee are appointed by the Board. The Audit Committee members shall select a Chair, who shall be an "Independent Director," as defined in the listing standards of the NASDAQ Stock Market.

AUTHORITY

         The Audit Committee shall have the authority to retain special legal, accounting, or other consultants to advise the Committee with respect to its responsibilities and authority hereunder, to retain professionals and advisors to assist the Audit Committee in maintaining or improving its financial literacy, and to incur any expenses related to any of the foregoing. The Audit Committee may require any officer or employee of the Company or the Company's internal or outside counsel or outside auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may not, however, knowingly cause the Company's counsel to make any disclosure in a manner that would cause a loss of the attorney-client privilege or a waiver of the work product doctrine.

PROCESSES

         The Audit Committee, in fulfilling its responsibilities and in the exercise of its authority, during each of the periods indicated, shall:

         A.       QUARTERLY

                  (1) Maintain minutes of its meetings (which may, if needed to protect privilege, be confidential) and make regular reports to the Board.

                  (2) Review with management and the outside auditor the financial statement review completed by the outside auditor prior to the release of quarterly earnings.

                  (3) Review an analysis prepared by management and the outside auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

                  (4) Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         B.       ANNUALLY

                  (1) Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

                  (2) Discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

                  (3) Prepare the Audit Committee Report as required by the rules of the Securities and Exchange Commission, to be included in the Company's annual proxy statement, stating whether:

                           (a) The Audit Committee reviewed and discussed the audited financial statements with management;

                           (b) The Audit Committee discussed with the outside auditor the matters required to be discussed by SAS 61, as may be modified or supplemented;

                           (c) The Audit Committee received the written disclosures and the letter from the outside auditor required by Independence Standards Board Standard No. 1 (INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES), as may be modified or supplemented, and has discussed with the outside auditor the outside auditor's independence; and

                           (d) Based on the review and discussions referred to in paragraphs (a) through (c) above, whether the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

                  (4) Provide the Board with such information and assurances as are reasonably necessary to assure that each member of the Audit Committee is an Independent Director.

                  (5) Obtain from the outside auditor disclosures of indicia of corporate fraud, illegal acts, related party transactions and/or going concern issues that may have been raised during an audit or review.

                  (6) Meet with the outside auditor prior to the audit to review the planning and staffing of the audit.

                  (7) Obtain reports from management, the Company's senior internal auditing executive (if any), and the outside auditor, that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct.

                  (8) Review with the outside auditor any problems or difficulties the outside auditor may have encountered in the course of the audit. Such review should include:

                           (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

                           (b) Any changes required in the planned scope of any audit.

                           (c) An assessment of the accounting function, including the internal audit department, if one exists, and its and their responsibilities, budget and staffing.

                  (9) Review any management letter provided by the outside auditor, and the Company's response to that letter.

                  (10) Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct.

                  (11) Review with the Company's inside General Counsel (if applicable) and principal outside Counsel those legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

                  (12) Meet at least annually with the chief financial officer, any senior internal auditing executive and the outside auditor in separate executive sessions.

                  (13) Review major changes to the Company's auditing and accounting principles and practices as suggested by the outside auditor, any internal auditors or management.

                  (14)     Approve the fees to be paid to the outside auditor.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations and the Company's Code of Business Conduct.

                              CHECKFREE CORPORATION

              4411 EAST JONES BRIDGE ROAD, NORCROSS, GEORGIA 30092

                                   ----------

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 7, 2001

         The undersigned stockholder of CheckFree Corporation (the "Company") hereby appoints Peter J. Kight, Peter F. Sinisgalli, and Curtis A. Loveland, or any one of them, as attorneys and proxies with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters located at 4411 East Jones Bridge Road, Norcross, Georgia, on Wednesday, November 7, 2001, at 4:00 p.m. local time, and at any postponement or adjournment thereof, with all of the powers such undersigned stockholder would have if personally present, for the following purposes:

         1. Election of Peter J. Kight, Lewis C. Levin, and Jeffrey M. Wilkins as Class III Directors.

                           [ ]  FOR
                           [ ]  WITHHOLD AUTHORITY FOR EACH NOMINEE

                  (INSTRUCTION: TO WITHHOLD AUTHORITY FOR A SPECIFIC NOMINEE, WRITE THAT NOMINEE'S NAME HERE:
                                                 -----------------------------.)

         2. To transact any other business which may properly come before the annual meeting or any adjournment thereof.

    (Continued and to be signed on other side.)(Continued from other side.)

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1. THE PROXIES NAMED ABOVE WILL VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS WHICH PROPERLY COME BEFORE THE ANNUAL MEETING.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated October 8, 2001, and the proxy statement of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

         PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.




                                             Dated:                      , 2001
                                             ----------------------------


                                             -----------------------------------
                                                          (Signature)

                                             -----------------------------------
                                                          (Signature)

                                             SIGNATURE(S) SHALL AGREE WITH THE
                                             NAME(S) PRINTED ON THIS PROXY. IF
                                             SHARES ARE REGISTERED IN TWO NAMES,
                                             BOTH STOCKHOLDERS SHOULD SIGN THIS
                                             PROXY. IF SIGNING AS ATTORNEY,
                                             EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                             GUARDIAN, PLEASE GIVE YOUR FULL
                                             TITLE AS SUCH.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS